Exhibit (10)(a)
COACHMEN INDUSTRIES, INC.
2007 LONG TERM INCENTIVE PLAN
2007 RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made and entered into as of this 10th day of January, 2007 (“Grant Date”), by and between COACHMEN INDUSTRIES, INC., an Indiana corporation (the “Company”), and ___________________ an individual (the “Participant”).

WHEREAS, the Company has heretofore adopted the 2000 Omnibus Stock Plan of Coachmen Industries, Inc. (the “Omnibus Plan”); and

WHEREAS, the Company desires to grant a 2007 award of restricted stock to the Participant pursuant to the 2007 Long Term Incentive Plan, which is part of the Omnibus Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties do hereby agree as follows:

1.  Certain Definitions. When used herein, the following terms shall have the meanings set forth below:

A.  “Change in Control” of the Company shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

(i)  any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates, any qualified or non-qualified plan maintained by the Company or its affiliates, and any Passive Investor) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities; or

(ii)  during a period of 24 months, a majority of the Board of Directors of the Company ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors; or

(iii)  shareholder approval of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)  shareholder approval of either (a) a complete liquidation or dissolution of the Company or (b) a sale or other disposition of all or substantially all of the assets of the Company, or a transaction having a similar effect.

B.  “Code” means the Internal Revenue Code of 1986, as amended, or any successor revenue code which may hereafter be adopted in lieu thereof.

C.  “Committee” means the Management Development/Compensation Committee of the Board of Directors of the Company.

D.  “Company Stock” means shares of the Company’s common stock.

E.  “Disability” means any physical or mental condition which the Committee, in its complete and sole discretion, determines is a total and permanent disability. If a Participant makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, the Participant shall be presumed to have a Disability for purposes of this Agreement. The Committee may require the Participant to submit to an examination by a competent physician or medical clinic selected by the Committee. The Committee’s determination as to whether or not a Participant has a Disability is conclusive and binding on the Participant and the Participant’s heirs and beneficiaries.

F.  “Passive Investor” means any person who becomes a beneficial owner of 20% or more of the combined voting power of the Company’s then outstanding securities solely because (i) of a change in the aggregate number of voting shares outstanding since the last date on which the person acquired beneficial ownership of any voting shares or (ii) (a) the person acquired beneficial ownership of the shares based on calculations correctly performed and using the Company’s most current reports publicly on file with the Securities and Exchange Commission which indicated that acquisition of the shares would not cause the person to become the beneficial owner of 20% or more of the voting shares then outstanding, and (b) the person had no notice or reason to believe that acquisition of the shares would result in the person becoming the beneficial owner of 20% or more of the voting shares then outstanding, and the person sells a number of shares that reduces the person’s beneficial ownership of the voting shares to less than 20% of the voting shares outstanding within 10 business days after receiving notice from the Company that the 20% threshold had been exceeded.

G.  “Performance Measurement Period” means the calendar year 2007, ending on December 31, 2007.

H.  “Pre-Tax Profits” means the Company’s net income before taxes for the Performance Measurement Period, as reflected on the Company's financial statements filed annually with the SEC.

I.  “Restricted Stock Award” means the grant of restricted Company Stock to Participant subject to the terms of this Agreement.

J.  “Restricted Share(s)” means a Share(s) underlying a Restricted Stock Award before the vesting of such Share.

K.  “Share(s)” means a share(s) of Common Stock of the Company.

2.  Grant of Award. The Company hereby grants to the Participant the number of Restricted Shares set forth on Appendix C, subject to the terms and conditions set forth herein. The Restricted Shares will be earned as set out in Appendix C and will vest as set forth in Section 8.

3.  Issuance of Shares. The Shares shall be issued in the Participant’s name and distributed to the Participant as soon as reasonably practicable after the Lapse Date as provided in Section 6 of this Agreement.

4.  Rights of Participant. The Participant shall not be entitled to any rights of a shareholder of the Company with respect to the Restricted Shares or underlying Shares, including the right to vote the Shares or the right to receive dividends and/or other distributions, if any, declared on such Shares until the Lapse Date.

5.  Transfer Restrictions. Until the Lapse Date, the Restricted Shares shall not be sold, exchanged, assigned, pledged, bequeathed, devised, or otherwise transferred, directly or indirectly, voluntarily or involuntarily, by the Participant, or any person or entity claiming through or on behalf of the Participant, and no Restricted Shares may be subject in any manner to attachment, lien, execution, transfer by bankruptcy, judicial order or by operation of law, garnishment or other alienation or encumbrance of any kind, either direct or indirect, voluntarily or involuntarily before the Lapse Date; provided, however, that, subject to the terms of this Agreement, such Restricted Shares may be transferred upon the death of the Participant to the legal representative of the estate of the Participant or the person or persons who shall acquire the right to receive the vested Shares by bequest or inheritance by reason of the death of the Participant. Any transfer or purported transfer of Restricted Shares in violation of the restrictions set forth in this Section 5 shall be null and void and shall result in the forfeiture to the Company, without notice and without consideration to the Participant, of the Restricted Shares transferred or purportedly transferred.

6.  Release of Restrictions - Lapse Date. The restrictions set forth in this Agreement shall lapse upon the earliest of the following (the “Lapse Date”): (A) as and when the shares vest under Section 8 below; (B) the death of the Participant; (C) the Disability of the Participant; or (D) the occurrence of a Change in Control.

7.  Forfeitures. Prior to the Lapse Date, the Shares shall be forfeited without notice and without consideration immediately upon any of the following:

A.  if the Pre-Tax Profits of the Company are not sufficient to earn any portion of the Restricted Stock Award; or

B.  if the Participant’s employment with the Company is terminated during the Performance Measurement Period for any reason other than death or Disability, unless the Committee, in its discretion, determines otherwise;

C.  if the Participant attempts to transfer or transfers the Shares in any manner in violation of Section 5; or

D.  if the Participant is demoted during the Performance Measurement Period, including, without limitation, in terms of title, position or duties, such that the Participant is no longer an executive or senior manager of the Company, as determined by the Committee in its discretion; or

E.  if, at any time during the Performance Measurement Period, the Participant is not in compliance with the Company’s Code of Conduct and/or the Participant’s Business Protection Agreement, as determined by the Committee in its discretion; or

F.  if the Shares do not become vested pursuant to Section 8 of this Agreement.

Any Restricted Shares forfeited under this Section 7 shall be cancelled.

8.  Earning and Vesting of Shares.

A. Restricted Shares not earned shall be forfeited and shall not vest. Subject to Sections 9 and 11 below, the Participant shall earn the number of Restricted Shares set forth on Appendix C provided that the Pre-Tax Profit of the Company meets the performance criteria set forth on Appendix C.

B. The restrictions on the earned Shares shall lapse and certificates for such Shares shall vest as follows: (i) one third (1/3) of the earned Shares on January 1, 2009, (ii) one third (1/3) of the earned Shares on January 1, 2010 and (iii) the remaining one third (1/3) of the earned Shares on January 1, 2011. Certificates for the vested, earned Shares shall be delivered to the Participant within thirty (30) days after the Shares vest.

C. In the event the Lapse Date occurs due to death, Disability or Change in Control prior to the Shares becoming fully vested in accordance with Section 8B, then the earned Shares shall immediately vest, shares shall be issued and certificates shall be delivered, except as otherwise set forth Sections 10 and 11, to the Participant or his heirs or beneficiaries the later of: (i) thirty (30) days after such earlier vesting date, or (ii) thirty (30) days after the end of the Performance Measurement Period.

9. Termination of Employment During Performance Measurement Period Due To Death or Disability. If Pre-Tax Profits are achieved in an amount sufficient to earn a Restricted Stock Award, and if the Participant’s employment is terminated during the Performance Measurement Period by reason of the Participant’s death or Disability, the number of Shares earned under this Restricted Stock Award will be prorated based on the date of death or Disability and the number of months the Participant was actively employed during the Performance Measurement Period.

10. Code Section 162(m) Limitation. Notwithstanding anything in this Agreement to the contrary, to the extent that Code Section 162(m) would operate to limit the Company’s federal income tax deduction for remuneration with respect to a Participant, resulting in federal income tax liability to the Company, the Participant’s receipt of Shares shall be deferred until Section 162(m) no longer operates to result in such federal income tax liability to the Company. The determination of whether Code Section 162(m) operates to limit the Company’s deduction in a manner resulting in federal income tax liability to the Company will be determined by the Committee. Distribution of the Shares shall occur in the following calendar year (or, if necessary, each subsequent calendar year) to the extent such payment, when added to other remuneration subject to the Section 162(m) limit for such year, does not result in federal income tax liability to the Company. Shares deferred hereunder shall be fully vested and shall not be forfeited for any reason, including, without limitation, termination of employment.

11. Change in Control. Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs during the Performance Measurement Period, the Participant will be deemed to have earned the number of Restricted Shares set forth on Appendix C. All such shares deemed earned pursuant to this paragraph shall vest immediately. Certificates for Shares vested pursuant to this Paragraph 11 shall be immediately delivered to the Participant, regardless of whether the Participant continues to be employed by the Company or any successor to the Company.

12.  Section 83(b) Election. The Participant may make an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the Grant Date, even though the Shares will not vest, if at all, until the Lapse Date. Such election must be filed by the Participant with the Internal Revenue Service Center where the Participant files his or her federal income tax return. In addition, a copy of the election must be filed by the Participant with his or her income tax return for the year the Restricted Stock Award is made. If such election is made, the Participant will incur ordinary income tax on the fair market value of the Shares on the Grant Date, even though the Participant’s rights to the Shares do not vest until the Lapse Date, and, under current law, subsequent appreciation in the value of the stock will be taxed to the Participant when the Participant sells the Shares at capital gains tax rates. A sample Section 83(b) election is attached to this Agreement as Appendix A. If the Participant declines to make the Section 83(b) election, the Participant will incur ordinary income tax on the fair market value of the Shares on each Lapse Date, provided the Shares have not been forfeited before the Lapse Date, and, under current law, any subsequent gain or loss when the Participant sells the Shares will be taxed to the Participant at capital gains tax rates. If the Participant decides to make a Section 83(b) election, it is irrevocable and the Participant will not be able to take a deduction if the Restricted Stock Award does not vest or the Shares are subsequently forfeited or the value of the Shares declines.

13. Tax Withholding Requirements. The Company shall have the right to require the Participant to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificates for such Shares are delivered to the Participant in accordance with this Agreement; provided, however, that the Participant may elect to meet the tax withholding requirement by requesting the Company to withhold from the Restricted Stock Award the appropriate number of Shares, rounded up to the next whole number, which would result in proceeds equal to the minimum statutory withholding tax liability. This election, if made, will be irrevocable. The Participant may make such election by completing an election form in the form attached to this Agreement as Appendix B and delivering it to the Company on or before the date on which certificates for the Shares are delivered to the Participant. If the amount of any required tax withholding is not paid in cash or by the Participant’s election to withhold shares from the Restricted Stock Award, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Shares or from any other amounts payable any time thereafter to the Participant or take such other action it deems appropriate, including voiding the Restricted Stock Award. The Company shall not deliver certificates for any Shares subject to the Restricted Stock Award until the tax withholding obligation is satisfied as provided in this Section 13.

14.  Provisions of the Omnibus Plan. All of the provisions of the Omnibus Plan pursuant to which this Agreement is made are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms in the aforesaid Omnibus Plan, the Omnibus Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Omnibus Plan.

15.  Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Company Stock by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of shares, reorganizations or liquidations or similar event, the number and class of Shares subject to a Restricted Stock Award shall be equitably adjusted by the Committee. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to a Restricted Stock Award.

16.  Parties in Interest; Section Headings. This Agreement shall inure to the benefit of the Company, its successors and assigns, and shall be binding on the Participant and the Participant’s heirs, personal representatives, successors and assigns. The Company may assign its rights under this Agreement. The Participant may not assign his/her rights hereunder. The section headings contained in this Agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this Agreement.

17.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

18.  Entire Agreement; Waiver. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written and oral, between the parties hereto with respect to the subject matter hereof. The waiver of a breach of any term or condition of this Agreement must be in writing signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

19.  Amendment. This Agreement may be amended only by a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COACHMEN INDUSTRIES, INC.

By_______________________________

Title______________________________

“PARTICIPANT”

__________________________________

Appendix A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (the “Code”)

Pursuant to Section 83(b) of the Code and Treasury Regulation §1.83-2 the undersigned hereby makes the election described in Section 83(b) of the Code and states as follows:

The name, address and taxpayer identification number of the taxpayer is _

   __________________________________________________________

      _______________________________________

The property with respect to which the election is made is:   _____ shares of Common Stock of Coachmen Industries, Inc.

The date or dates on which the property was transferred is January 10, 2007, and the taxable year for which such election was made ends December 31, 2007.

The restriction or restrictions to which the property is subject are as follows: Shares are earned only upon satisfaction of certain performance criteria and may not be transferred or sold until three years from the date of grant.

The fair market value at the time of transfer (determined without regard to any lapse restriction, as defined in Treasury Regulation §1.83-3(i)) of each share with respect to which the election is being made is $_10.80________.

The amount paid for such property is $0.00.

Copies of this election statement have been furnished to other persons as required by Treasury Regulation §1.83-2(d).

____________________________________

(Signature)

Dated: ______________, 2007

Appendix B

Election To Withhold Shares From Restricted Stock Award
To Satisfy Withholding Obligations

The undersigned Participant in the Coachmen Industries, Inc. 2007 Long Term Incentive Plan has received a Restricted Stock Award under the Plan as evidenced by the Restricted Stock Award Agreement dated January 10, 2007 by and between the undersigned and Coachmen Industries, Inc. (the “Company”).

The undersigned hereby requests the Company to withhold from the Restricted Stock Award the appropriate number of shares of Common Stock, rounded up to the nearest whole share, which would result in proceeds equal to all applicable tax withholding requirements with respect to such Restricted Stock Award. The appropriate number of shares to be withheld shall be determined based on the closing sales price of the Common Stock on the NYSE Composite Transactions Tape, as reported in the Wall Street Journal, Midwest Edition, on the first trading day following the Lapse Date. The undersigned understands that the election made herein is irrevocable.

__________________________________________

Signature of Participant

Name: ____________________________________

Date: _____________________________________

Appendix C

Coachmen Industries, Inc. Long Term Incentive Plan

2007 Restricted Stock Award

1. Participant’s Name:

2. Total Possible Restricted Stock Award:

3. Imputed Value: $_10.80__ per share = $_ __________________________

4. Earned Shares, subject to Vesting Schedule:

A. If Pre-Tax Profits are _Breakeven__________________________________, then _ __________________ Restricted Shares shall be earned by the Participant; or

B. If Pre-Tax Profits are ___$5mm___________________________________, then _ _____________________ Restricted Shares shall be earned by the Participant; or

C. If Pre-Tax Profits are ___$10mm__________________________________, then _ _______________________ Restricted Shares shall be earned by the Participant.

Rewards are not cumulative. You will receive only one of these awards, up to the maximum Total Possible Award set out in Section 2 above.

5.
Change in Control: Upon a Change in Control, the Company will presumptively and conclusively be deemed to have achieved the Pre-Tax Profits set out in 4(A) above and the Participant will be deemed to have earned the Restricted Shares set out in 4(A) above; provided, however, if the average monthly Pre-Tax Profits earned by the Company during the Performance Measurement Period through the last preceding complete calendar month prior to the date of the Change in Control multiplied by twelve (12) is greater than the Pre-Tax Profits set out in 4(A) above, then the Participant will instead be presumptively and conclusively deemed to have earned the number of Restricted Shares set out in Section 4 above which is commensurate with the deemed Pre-Tax Profits.

6.	Governing Provisions: The provisions of the 2000 Omnibus Stock Plan, the Prospectus and the 2007 Restricted Stock Award Agreement control this restricted stock award.

2007 restricted stock award agreement.DOC

The number of restricted shares that each of the Registrant’s executive officers may earn pursuant to Restricted Stock Award Agreements between them and the Registrant are as follows:

		Shares at	Shares at	Shares at
Name	Title	Threshold	Target	Maximum
Richard Lavers	CEO	12,000	15,000	18,000
Colleen A Zuhl	CFO	8,000	10,000	12,000
Michael Terlep Jr	President - RV Group (CLI)	3,000	9,000	12,000
Rick Bedell	President - H&B Group	5,000	9,000	12,000
Les Thimlar	VP - Human Resources	3,000	4,500	6,000

Exhibit (10)(b)

STANDARD PURCHASE AGREEMENT
THE WARRIOR GROUP, INC.

ISSUING OFFICE: 1624 Falcon Drive, Suite 100, DeSoto, Texas 75115
PHONE NO.: 972-228-9955
FAX NO.: 972-228-9972

TO (VENDOR): All American Building Systems 1418 South 13th Street Decatur, Indiana 46733 Attn: Mark McLendon Phone: 260-724-9171 Fax: 260-728-2282	DATE OF ISSUE: October 26, 2006 BY: The Warrior Group, Inc. 1624 Falcon Drive, Suite 100 DeSoto, TX 75115	ORDER NO.: #000009 NOTE: THE ORDER NUMBER MUST BE REFERRED TO IN ALL CORRESPONDENCE INVOICES AND OTHER DOCUMENTS ISSUED RELATING TO THIS ORDER.
FREIGHT TERMS (See Para. 5): PAYMENT TERMS (See Para. 4 and 6):
SHIP VIA (See Para. 4 and 5) TO THE WARRIOR GROUP, INC. AT AND FOR THE PROJECT DESCRIBED AS:

UNACCOMPANIED ENLISTED PERSONEL HOUSING (UEPH)
Indefinite Delivery/Indefinite Quantity (IDIQ) for Design Build Services
Southwestern Region
Fort Bliss (El Paso), Texas
Contract # W9126G-06-D-0039

THIS AGREEMENT IS ENTERED INTO BY AND BETWEEN THE VENDOR NAMED ABOVE AND THE WARRIOR GROUP, INC. HEREIN KNOWN AS WARRIOR GROUP. WITNESSETH, THAT FOR THE CONSIDERATION TO BE PAID BY WARRIOR GROUP AS HEREINAFTER SET FORTH AND SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE VENDOR AGREES TO FURNISH, SUPPLY, AND DELIVER THE GOODS AND/OR SERVICES DESCRIBED BELOW IN COMPLETE ACCORDANCE WITH THE GOVERNING CONTRACT DOCUMENTS, INCLUDING ANY ADDENDA OR AMENDMENTS THERETO, FOR WARRIOR GROUP’S USE AND/OR INCORPORATION IN THE ABOVE CAPTIONED PROJECT:

SEE ATTACHED SECTION A, WHICH IS A PART OF THIS AGREEMENT.

STANDARD CONDITIONS: IN ADDITION TO THE FOREGOING PROVISIONS THE PARTIES HERETO ALSO AGREE AS FOLLOWS:

1.
This purchase agreement (“Agreement”) shall be governed by and performed in accordance with the applicable provisions of the purchase agreement (“Contract”) entered into between WARRIOR GROUP and Hensel Phelps Construction Company (“Contractor”) and the prime contract between the Owner of the project and Contractor, including the plans and specifications and addenda or amendments issued thereto (collectively, the “Contract Documents”). Except as otherwise provided herein, Vendor hereby assumes toward WARRIOR GROUP all obligations which WARRIOR GROUP assumes toward the Contractor under the Contract Documents with respect to the work to be performed and the goods to be supplied pursuant to this Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Contract Documents, the terms of this Agreement shall control and prevail.

2.
Vendor warrants that the prices charged in connection with this order conform to all applicable government regulations. Vendor further warrants and agrees to defend and hold harmless WARRIOR GROUP from and against all suits or claims arising herefrom for infringement of any patent rights held or alleged to be held by others relating to the goods and services to be provided under this Agreement.

3.
Vendor acknowledges WARRIOR GROUP status as a consumer. If a sales tax or use tax is applicable to the purchase hereunder, Vendor agrees that such tax will be set forth as a separate item for billing purposes and is included in the price set forth in this Agreement except to the extent expressly provided otherwise. Vendor shall be responsible for the collection and payment to appropriate government authorities of any sales or use taxes that may be applicable to the purchase called for by this Agreement.

4.
Vendor acknowledges and agrees that payment by WARRIOR GROUP, under this Agreement, is conditioned upon timely delivery to WARRIOR GROUP of goods fully complying with the Contract Documents in sound, usable, and reasonably acceptable condition. Nothing in this Agreement shall be construed or act to create a contractual relationship between WARRIOR GROUP and any shipper of goods hereunder. It shall be the Vendor’s sole responsibility to arrange for delivery of goods without liability to WARRIOR GROUP. Unless otherwise stipulated on the face of this Agreement, Vendor shall designate shipping routes and methods (subject to other provisions hereof and shall be fully responsible for selection of the most expeditious and reliable means of accomplishing delivery to destination according to the terms hereof.

5.
Unless otherwise stipulated on the face of this Agreement, terms shall be f.o.b. jobsite, freight prepaid. Vendor agrees to insure the goods called for hereunder for the full price set forth herein while such goods are in transit and for no longer than three (3) days after delivery to the jobsite. Vendor shall deliver written confirmation of such insurance coverage to WARRIOR GROUP prior to shipment of goods.

6.
The payment terms hereof shall be the same as those applying to WARRIOR GROUP under the Contract. Payment shall be made to the Vendor on a monthly basis by wire transfer to a bank account chosen by Vendor or mailed to a bank lock box chosen by Vendor according to a mutually acceptable schedule of values which the parties agree to negotiate in good faith.  Invoices rendered for goods hereunder shall be regarded as due five (5) days following receipt of the corresponding payment therefore by WARRIOR GROUP from the Contractor.  If any act or omission of Vendor shall cause or contribute to a delay in the receipt by Warrior Group of periodic or final payment under the Contract, Vendor further agrees that no payment hereunder shall be considered due until and unless delivery of the goods for which invoices are rendered has been accomplished in a reasonably satisfactory manner and in full compliance with the terms hereof.

7.
Time is of the essence of this Agreement. Vendor acknowledges that it has familiarized itself with all of the conditions of the locality, Project, Contract Documents and any other factor or circumstance which may reasonably be expected to affect its performance under this Agreement, and nothing in this Agreement shall obligate or render WARRIOR GROUP liable for additional payment to the Vendor on account of its misunderstanding or failure to familiarize itself with such factors and conditions. The Vendor, having stated or acknowledged the required delivery date or dates called for on the face of this Agreement, shall be responsible for the necessary execution of orders; planning and scheduling; correlation of Contract Documents; preparation, submission and approval of shop drawings, samples, schedules, templates and other required submittals; expediting or shipping procedures; and shall do all other things necessary to guarantee delivery of this order by the stipulated date or dates. Vendor agrees to exercise due diligence, and to cause each of its authorized agents or representatives to exercise due diligence, in executing and processing this order in all of its terms. Vendor agrees to keep WARRIOR GROUP fully informed as to the delivery status of the materials, goods or services required by this Agreement, and to advise WARRIOR GROUP, in writing, of any delay, circumstance or development in the execution, processing or shipment of this order which may impair Vendor’s ability to meet the required delivery date or dates or which may otherwise affect the discharge of Vendor’s obligations under this Agreement. Should the Vendor fail in this, or in any of the other requirements of this Agreement in any material respect, WARRIOR GROUP may, at its option and in its sole

The Warrior Group, Inc.

Standard Purchase Agreement

discretion, modify or cancel this order only after giving Vendor written notice specifying such failure and at least five (5) business days from receipt of such notice to cure such failure or commence the necessary work to cure a failure that cannot be cured within such five (5) business day period, and WARRIOR GROUP may place or re-place the order, in full or in part, with others; all without prejudice to any other right or remedy it may have. In the event of such cancellation, no additional funds shall be due Vendor with respect to this Agreement until all materials and supplies originally called for under this Agreement have been accepted by the Owner of the Project and WARRIOR GROUP has received payment therefore. At such time, Vendor shall be entitled to payment only to the extent that the outstanding amount due Vendor for deliveries actually made to the Project exceeds the additional costs or damages incurred by WARRIOR GROUP in procuring the materials or supplies deleted from this Agreement and any other additional costs or damages, including attorney’s fees, incurred by WARRIOR GROUP as a result of Vendor’s failure of performance. In the event of such modification or cancellation, Vendor hereby assigns to WARRIOR GROUP, which assignment may be accepted at the option of WARRIOR GROUP, any or all supply agreements or Agreements entered into by Vendor relating to the modified or cancelled portion of this Agreement and Vendor hereby acknowledges that should WARRIOR GROUP elect such assignment, this provision may be relied upon by such lower tier suppliers or vendors as evidencing the consent of Vendor to such assignment. Vendor acknowledges liability for damages to WARRIOR GROUP resulting from the Vendors failure to perform in a timely manner. In any determination of damages attributable to any failure or deficiency in performance by Vendor, WARRIOR GROUP shall recover all damages it may sustain, as well as all reasonable costs and attorney’s fees which may arise from the enforcement of any suit for damages under this Agreement. In the event the Vendor is delayed in the performance of its obligations under this Agreement by any circumstances beyond its control, and for which a time extension may be granted under the Contract, Vendor hereby agrees to notify WARRIOR GROUP immediately by filing a written request with WARRIOR GROUP for an extension of time within five (5) business days of the date on which the delay was first identified by or communicated to Vendor (whichever is earlier); otherwise Vendor shall waive any claim with respect to such delay. WARRIOR GROUP will promptly relay any such request deemed valid to the Contractor, but shall not be responsible for its acceptance. This Agreement shall not be terminated as a result of, and Vendor shall not be liable for, any delay in completing the work hereunder if the delay arises from unforeseeable causes beyond the control and without the fault or negligence of the Vendor, including, without limitation, acts of God or of the public enemy, acts of WARRIOR GROUP, the Contractor or Owner in either its sovereign or contractual capacity, acts of another contractor in the performance of a contract with WARRIOR GROUP, the Owner or Contractor, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather, or delays of vendors or suppliers at any tier arising from unforeseeable causes beyond the control and without the fault or negligence of both the Vendor and the vendors or suppliers; provided, that, Vendor shall notify WARRIOR GROUP of such delay within five (5) business days from the beginning of such delay.

8.
The Vendor hereby agrees to submit or resubmit any and all shop and fabrication drawings, design and performance data, certificates, tests, samples, templates, operation and/or maintenance manuals, schedules, color selections and descriptive product data promptly and as required by the Contract Documents, all in sufficient quantity as to adequately provide for the needs of all interested parties. Approval of any of the foregoing by WARRIOR GROUP, Contractor or the Owner shall not alter the requirements of the Contract Documents for quality, quantity, finish, dimension, design and configuration, except to the extent specifically noted by Vendor and approved by the Owner or Owner’s authorized agent; nor shall such approval constitute acceptance by WARRIOR GROUP of any method, material or equipment not ultimately acceptable to the Owner or Owners authorized agent; nor shall such approval, or the lack thereof, relieve the Vendor of any of its responsibilities to WARRIOR GROUP pursuant to this Agreement. The Vendor further agrees that the cost of all designs, drawings, tests, samples, templates and mock-ups required pursuant to this Agreement, together with field measurements, sampling and shipping or delivery expense connected with any of the foregoing, is included in the price of this Agreement as may be changed from time to time by change orders. The Vendor hereby agrees that the entire cost (other than costs in connection with change orders) of altering, reworking, end refinishing any manufactured or fabricated items not conforming to approved designs, drawings, templates or samples shall be borne by the Vendor, but only to the extent they fail to conform.

9.
Any proposed substitution of materials, equipment, or methods of fabrication for those shown or specified in the Contract Documents shall be approved in writing by the Owner or Owner’s authorized agent and by WARRIOR GROUP and Contractor if such substitution is proposed subsequent to bidding. If any such substitution involves changes in the work of WARRIOR GROUP or others, and such change has not been brought to WARRIOR GROUP attention, in writing, prior to the date of this Agreement, the cost of any such change shall be borne by the party making the substitution.

10.
WARRIOR GROUP shall have the right, and such right is acknowledged, to withhold a fair and equitable amount from any payment due hereunder pending satisfactory settlement of any claims against the Project or against WARRIOR GROUP by third parties for amounts allegedly due from Vendor relating to this Agreement, or for disputes involving the Vendor and other vendors relating to this Agreement, wherein WARRIOR GROUP is directly or indirectly an interested party. It is further agreed that WARRIOR GROUP may withhold a fair and equitable amount from any payment due hereunder pending satisfactory settlement of any charges, expenses or costs incurred as a result of failure of the materials, goods, or services provided pursuant to this Agreement to fully meet the requirements of the Contract Documents. It is further agreed that WARRIOR GROUP may withhold payment if Vendor shall fail to honor any representations or warranties, express or implied, as to the materials furnished under this Agreement. WARRIOR GROUP may issue any portion of the payments due hereunder by the means of a check made payable to the joint order of Vendor and such of Vendors workmen, materialmen, suppliers, or vendors who may have lien rights, stop notice rights, or rights against any bond posted by WARRIOR GROUP with respect to the Project only after Vendor’s consent. Vendor agrees to indemnify and defend WARRIOR GROUP from any and all lien claims, stop notices, and/or bond claims arising from Vendor’s performance under this Agreement. Notwithstanding any language to the contrary, this provision may not be enforced against the Vendor when the reason for the lien, claim or cause of action results from the failure to pay by WARRIOR GROUP or Contractor of sums otherwise due and owing to Vendor under the terms of this Agreement.

11.
Vendor agrees to furnish a full lien waiver and release as a condition of final payment, and further agrees to furnish partial lien waivers and releases, upon the request and at the option of WARRIOR GROUP. All such releases shall be conditioned on payment.  All costs of defending the Owner, the Contractor or WARRIOR GROUP against claims, including mechanics liens, asserted or filed against them by creditors of the Vendor shall be deducted from monies otherwise due, provided that a sufficient balance to cover such costs remains unpaid at the time notification of the claims is received. If the full amount of this Agreement has been paid, or if the balance due is not sufficient to offset such costs, the Vendor agrees to reimburse WARRIOR GROUP for any and all expenses arising from the claim or claims, including reasonable attorney’s fees and costs. Notwithstanding any language to the contrary, this provision may not be enforced against the Vendor when the reason for the lien, claim or cause of action results from the failure to pay by WARRIOR GROUP or Contractor of sums otherwise due and owing to Vendor under the terms of this Agreement.

12.
Vendor agrees to furnish a good and sufficient Supply Bond with a Surety and on a form acceptable to WARRIOR GROUP within fifteen (15) days following receipt and execution of this Agreement. Vendor further agrees, in the event said Supply Bond is not called for on the face of this Agreement and is not an original condition of this Agreement, to obtain and furnish such Supply Bond covering the remainder of its obligations hereunder at any time during the life of this Agreement upon seven (7) days written request by WARRIOR GROUP. Unless otherwise stipulated, the premium cost of such Supply Bond shall be borne by Vendor.

13.
It is agreed that the Vendor shall not assign or sublet this Agreement or any part hereof, including payments hereunder (other than with respect to Vendor’s secured lender), without first obtaining the written consent of WARRIOR GROUP. Unless specifically waived in writing by WARRIOR GROUP, WARRIOR GROUP shall have a prior claim and offset right against payments due or to become due under this Agreement between the parties in the event Vendor fails to comply or shall become disabled from complying with the terms of this Agreement between the parties. In the event any claim or claims are asserted against WARRIOR GROUP by parties supplying material or services to the Vendor for use under this Agreement between the parties, it is agreed that WARRIOR GROUP may set off and apply the proceeds due or to become due hereunder to satisfy such claims.

14.
In receiving payment hereunder, Vendor agrees to apply such payment only against this order and only against the account of WARRIOR GROUP on or for this Project, unless written consent of WARRIOR GROUP shall first have been obtained for application of payments hereunder against some other account.

The Warrior Group, Inc.

Standard Purchase Agreement

15.
Vendor hereby agrees, at the option and request of WARRIOR GROUP, to submit any billing for partial or Progress payment on a form and with certification as supplied and required by WARRIOR GROUP.

16.
If the terms of this Agreement provide for the purchase of materials on a unit price basis, the unit of measure for payment shall be one for which certified verification of weights or quantities can be furnished at the time of delivery. Otherwise, Vendor agrees that WARRIOR GROUP is without means of ascertaining the accuracy of volumetric or other units of measure at the point and time of load delivery, and agrees that receipt of load tickets by WARRIOR GROUP representative at the point of delivery does not constitute acceptance of Vendors quantities for payment purposes. In the event the parties fail to agree on the actual quantities delivered, WARRIOR GROUP shall have the right to measure quantities of work in place and make final settlement on the basis of such measurement.

17.
To the extent any dispute or controversy relating to this Agreement arises, in whole or in part, from the acts or omissions of the Owner, such dispute shall be resolved pursuant to the dispute resolution provisions of the prime contract entered into by Contractor and Owner and the Vendor’s recovery in connection with such dispute shall be limited to the amount recovered from the Owner with respect to Vendor’s interest in the dispute. Any dispute between WARRIOR GROUP and Vendor not arising from or relating to the acts or omissions of the Owner shall be resolved through arbitration with the American Arbitration Association under the Construction Industry Rules and shall be governed by the laws of the state where the Project is located.  The Vendor and WARRIOR GROUP agree to mediate their disputes under the American Arbitration Association Construction Industry Rules as a condition precedent to Arbitration.

18.
Warranty: The Vendor warrants and guarantees the goods and services to be supplied pursuant to this Agreement, as required by the Contract Documents unless otherwise stated, and agrees to make good, at its own expense, any defect in materials or workmanship which may occur or develop prior to WARRIOR GROUP’s release from responsibility from the Contractor therefore under the Contract Documents or applicable law. Unless otherwise specified in the Contract Documents, such warranty obligations shall commence on the date of Substantial Completion as determined by the Contract Documents.

19.
This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or concurrent oral or written discussions or agreements related thereto. This Agreement may only be modified in writing executed by the parties hereto.

20.
Vendor acknowledges that the Owner has the right to make changes in the general scope of the prime contract, either in writing or orally.  WARRIOR GROUP agrees to promptly give Vendor written notice of any such change to the scope of the prime contract affecting Vendor's work hereunder.  In the event such changes cause an increase or decrease in the Vendor’s cost of, or the time required for, the performance of any part of the work under this Agreement, equitable adjustments shall be made accordingly to this Agreement in writing.  Vendor shall give WARRIOR GROUP a written claim for any equitable change to the price to be paid by WARRIOR GROUP hereunder, or to the time needed to perform the work hereunder, necessitated by such change in scope as soon as practicable but no later than five (5) business days after Vendor's receipt of WARRIOR GROUP’S notice.  WARRIOR GROUP agrees to timely take all action required under the Contract, including without limitation under FAR 52.243-4, to secure change order status for any change in scope for which Vendor submits a claim for equitable adjustment and to submit such claim for equitable adjustment to Owner.  In the event Owner, Contractor or WARRIOR GROUP does not accept Vendor's claim for equitable adjustment, WARRIOR GROUP and Vendor shall negotiate in good faith to reach mutually satisfactory terms for an adjustment to the price paid by WARRIOR GROUP hereunder, or the time required to perform the work hereunder (as applicable) and such agreement shall be a condition to the completion by Vendor of any change in the work performed hereunder.

21.
INDEMNIFICATION:

(A)
THE VENDOR EXPRESSLY AGREES TO INDEMNIFY, DEFEND (WITH COUNSEL OF ITS CHOICE) AND HOLD HARMLESS WARRIOR GROUP, CONTRACTOR, OWNER AND THEIR AUTHORIZED AGENTS AND ANY OTHER PARTY THE WARRIOR GROUP IS OBLIGATED TO INDEMNIFY UNDER THE CONTRACT (COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITY, CLAIMS, LOSSES, DAMAGES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), ARISING FROM THE WORK PERFORMED BY THE VENDOR AND ONLY TO THE EXTENT CAUSED BY THE NEGLIGENT ACT OR OMISSION OF THE VENDOR.  THE CLAIMS TO WHICH THIS INDEMNITY OBLIGATION APPLY SHALL BE LIMITED TO CLAIMS FOR PERSONAL INJURY OR DEATH TO ANY PERSON OR PERSONS (INCLUDING BUT NOT LIMITED TO OFFICERS, AGENTS AND EMPLOYEES OF WARRIOR GROUP, VENDOR OR LOWER-TIER VENDORS TO VENDOR) AND PROPERTY DAMAGE (OTHER THAN TO THE VENDOR’S WORK ITSELF) ARISING FROM VENDOR’S WORK.  EXCEPT TO THE EXTENT REQUIRED BY THE CONTRACT DOCUMENTS, THIS INDEMNITY IS NOT INTENDED TO EXTEND TO ANY CLAIM ARISING FROM THE NEGLIGENCE OF THE ARCHITECT OR ENGINEER RELATING TO OR ARISING FROM THE DESIGN AND/OR ENGINEERING FOR THE PROJECT.

(B)
THE VENDOR’S OBLIGATIONS TO THE INDEMNITEES UNDER PART (A) OF THIS ARTICLE INCLUDE INDEMNIFICATION AGAINST CLAIMS, SUITS AND CAUSES OF ACTION (AS DEFINED AND LIMITED IN PART (A)) BROUGHT BY VENDORS, EMPLOYEES OR AGENTS OF THE VENDOR OR ITS LOWER-TIER VENDORS AS A RESULT OF AN UNSAFE PLACE TO WORK, FAILURE TO PROPERLY SUPERVISE, OR SUCH SIMILAR TYPES OF COMPLAINTS.  THE VENDOR, ITS LOWER-TIER VENDORS AND VENDORS SHALL NOT RAISE THE IMMUNITY OF WORKERS’ COMPENSATION ACTS OR SIMILAR LAWS AS A DEFENSE TO THE OBLIGATIONS ASSUMED HEREUNDER WITH RESPECT TO ACTIONS BROUGHT BY THEIR OWN EMPLOYEES AGAINST THE INDEMNITEES.

(C)
THE VENDOR SHALL PAY ALL REASONABLE EXPENSES AND ATTORNEYS’ FEES INCURRED BY THE INDEMNITEES IN THE ENFORCEMENT OF THIS ARTICLE.

(D)
FOR THE AVOIDANCE OF DOUBT, THE INDEMNIFICATION OBLIGATIONS OF VENDOR UNDER THIS ARTICLE SHALL NOT APPLY TO MATTERS OF THE PHYSICAL CHARACTERISTICS OF THE WORK PERFORMED HEREUNDER (WHICH, RATHER, IS GOVERNED EXCLUSIVELY BY THE WARRANTY GRANTED IN ARTICLE 18 OF THIS AGREEMENT).

(E)
WARRIOR GROUP SHALL INDEMNIFY, DEFEND BY COUNSEL REASONABLY ACCEPTABLE TO VENDOR, AND HOLD HARMLESS VENDOR, AND ITS SUBSIDIARIES, OFFICERS, DIRECTORS, ATTORNEYS, CONSULTANTS, AGENTS AND EMPLOYEES FROM AND AGAINST ALL CLAIMS, DAMAGES, LOSSES AND EXPENSES, INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEY’S FEES, ARISING OUT OF OR RESULTING FROM (i) THE PERFORMANCE OF ANY WORK, MODIFICATIONS OR ANY ACTIONS PERFORMED BY WARRIOR GROUP OR WARRIOR GROUP’S OTHER SUBCONTRACTORS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT TO THE WORK DELIVERED OR PERFORMED BY VENDOR HEREUNDER (INCLUDING DAMAGE TO VENDOR’S WORK) ONLY TO THE EXTENT CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF WARRIOR GROUP .

22.
Except to the extent expressly provided otherwise herein, the Vendor shall provide at its own expense whatever tools, machines, equipment, plant utilities, service, storage sheds, workshops, offices, other temporary structures, and any other facilities it may deem necessary for the complete performance of all work required under this Agreement, and shall remove any such installations and thoroughly clean and restore the site and premises at the completion of the work. If the Vendor has occasion to utilize any of the facilities of the WARRIOR GROUP, when and if available, Vendor shall pay an equitable portion of the cost thereof, provided, however, that WARRIOR GROUP shall bear no responsibility for any loss or damage from any cause whatsoever arising from Vendor’s use of such facilities.

23.
The Vendor shall obtain WARRIOR GROUP’S approval for and do any material cutting, patching, and blocking necessary to complete Vendors work hereunder, and such work shall be performed to the same standards and shall match any related work in accordance with the Contract Documents. The Vendor and WARRIOR GROUP agree to cooperate with each other and other vendors whose work might interfere with the Vendor’s, WARRIOR GROUP’S or other another vendor’s work, including without limitation, the preparation of sketches and drawings as directed, and/or the participation in the preparation of coordination drawings in areas of congestion, specifically noting and advising the parties of any possible interference by other trades with the performance of Vendor’s and/or WARRIOR GROUP’S work, as applicable.

24.
Vendor agrees to keep the premises clean at all times and to remove from the site all rubbish, debris, packing materials, scrap and waste materials resulting from its work under this Agreement within twenty-four (24) hours after receipt from WARRIOR GROUP of written notice to do so. Vendor shall not dispose of any hazardous materials in dumpsters supplied by WARRIOR GROUP. Vendor shall handle and dispose of hazardous materials utilized by Vendor in connection with its work in

The Warrior Group, Inc.

Standard Purchase Agreement

accordance with applicable law and regulations, and the requirements of the Hazardous Materials and Waste Site-Specific Contingency Plan issued by Contractor for the Project. Vendor further agrees to clean and remove, to the reasonable satisfaction of the WARRIOR GROUP, all dirt, grease, marks, stains, or other imperfections from all finished work and property throughout the Project resulting from the execution of the work required under this Agreement. The Vendor and WARRIOR GROUP shall (and WARRIOR GROUP shall cause its other subcontractors to) properly cover and protect the work of others from damage or soiling arising from the performance of the work required under this Agreement and Vendor and WARRIOR GROUP shall (and WARRIOR GROUP shall cause its other subcontractors to) promptly clean, restore, replace, or pay for the replacement of any such work of others damaged or soiled in the performance of its own work. If the Vendor or WARRIOR GROUP (or  any of WARRIOR GROUP’S other subcontractors) refuses or fails, in the manner and time aforesaid, to promptly perform such cleaning and/or repairs as directed by party whose work was so damaged or soiled, Vendor or WARRIOR GROUP, as applicable, shall have the right to proceed with such cleaning and/or repair, and Vendor or WARRIOR GROUP, as applicable and on demand therefore, shall repay to WARRIOR GROUP or Vendor, as applicable, the actual, reasonable cost of such work, including such party’s direct  and identifiable supervision, insurance, tax and overhead costs attributable to such work.

25.
It is understood and agreed the work provided for in this Agreement constitutes only a part of the work being performed on this Project by WARRIOR GROUP and other vendors. The Vendor therefore agrees to perform the work called for in this Agreement in such a manner that will not injure or damage any other work performed by WARRIOR GROUP or any other vendor, and Vendor further agrees as follows:

(a)
To furnish commercially reasonable protection for its own work-in-place and all materials stored for use under this Agreement, and to bear and be liable for all loss and/or damage of any kind to said work and materials occurring at any time prior to the final completion and acceptance thereof that is attributable to the negligence or misconduct of Vendor;

(b)
To pay or reimburse WARRIOR GROUP on account of any damage or injury to the work or property of WARRIOR GROUP, the Owner, the Contractor and other vendors caused by or arising from the performance of Vendor’s work as provided in this Agreement including the cost (other than costs included in a change order equitable adjustment or that would have been eligible for a change order equitable adjustment but for the failure of the party seeking such damages to properly qualify for a change order equitable adjustment) of replacing, repairing, refinishing, or restoring any work damaged, removed, or displaced in the course of correcting or repairing work or replacing materials hereunder which are rejected by the Owner or the Owner’s Authorized Agent or which are deemed to be at variance with the requirements of this Agreement.

26.
Vendor shall comply with all requirements of the Contract Documents pertaining to payroll reports, payroll affidavits, payment of prevailing wages, benefits and contributions, anti-kickback clauses, fair labor practices, nondiscrimination clauses, equal employment opportunity laws, orders and directives and other labor arrangement requirements insofar as such matters pertain to its work under this Agreement and are applicable to Vendor. Failure of Vendor to observe any of the aforesaid requirements, including the prompt submission to WARRIOR GROUP of required reports and affidavits, shall constitute cause for withholding progress payments until such requirements are met. It shall be the responsibility of the Vendor to determine its own status under the various regulatory acts relating to employment, and nothing in this Agreement shall serve to make WARRIOR GROUP liable for any errors or acts of Vendor with respect thereto. The Vendor agrees to consult with WARRIOR GROUP in all matters pertaining to craft work assignments wherein such assignments might reasonably result in controversy or craft jurisdictional disputes. Vendor hereby agrees that if any portion of its work under this Agreement is further subcontracted such lower-tier vendor shall comply with, observe and be bound by the terms and provisions of this Article, and Vendor further agrees to incorporate the terms and provisions of this Article in any lower-tier Agreement.

27.
Vendor shall obtain and pay for all permits, licenses and official inspections made necessary by its work. Vendor shall comply with all laws, ordinances and regulations applicable in any way to the work required under this Agreement.

28.
The Vendor certifies that it is, or that prior to the commencement of work under this Agreement it will become an “independent contractor” and “employing unit” subject, as an employer, to all applicable laws and regulations with respect to such status. Vendor agrees to defend WARRIOR GROUP against any claim or assertion of an employer-employee relationship between WARRIOR GROUP and Vendors workers, and to indemnify and hold WARRIOR GROUP harmless against any expense or liability imposed upon WARRIOR GROUP by reason of a finding of such an employer-employee relationship. WARRIOR GROUP agrees to defend Vendor against any claim or assertion of an employer-employee relationship between Vendor and WARRIOR GROUP’S workers, and to indemnify and hold Vendor harmless against any expense or liability imposed upon Vendor by reason of a finding of such an employer-employee relationship.

29.
The Vendor shall not employ any persons in the performance of this Agreement whose employment might be reasonably objected by WARRIOR GROUP (provided that WARRIOR GROUP shall have reasonably and in good faith determined that the employment of such person would be materially detrimental to WARRIOR GROUP’S or another vendor’s work at the Project site), the Contractor or Owner. In the interest of harmonious relations and to facilitate the orderly and efficient progress of the work on this Project, the Vendor hereby agrees to promptly remove from the Project any supervisor, employee, worker or lower-tier vendor to whom WARRIOR GROUP (subject to the same limitation in the parenthetical in the preceding sentence) or the Contractor reasonably objects or to whom the Owner or the Owner’s Authorized Agent objects, and such person or party shall not again be employed in connection with the performance of this Agreement. The Vendor shall at all times maintain a qualified and skilled superintendent or foreman at the site of the work who shall be reasonably satisfactory to the Owner, the Owner’s Authorized Agent, WARRIOR GROUP (subject to the same limitation in the parenthetical in the first sentence of this Article) and/or to the Contractor.

30.
The Vendor and WARRIOR GROUP each shall strictly observe and comply with all applicable safety laws, rules and regulations, including applicable OSHA standards, and with the accident prevention program required under the applicable provisions of the Contract Documents.  Whenever the Contract Documents shall require any special safety, first aid, or emergency treatment facilities, it is agreed that same shall be provided by the Vendor for its own use; or that when such alternative is made available by WARRIOR GROUP, the Vendor shall enter into a Supplementary Agreement with WARRIOR GROUP and other vendors for the cooperative provision thereof, and the entire cost thereof shall be prorated among the participants in proportion to the number of employees engaged on the Project each month by the respective participants. Vendor shall indemnify, hold harmless, and defend WARRIOR GROUP from any citations, fines, or penalties assessed upon WARRIOR GROUP by the Occupational Safety and Health Administration, or any other state or local agency or authority with jurisdiction over workplace health or safety, relating to or arising from Vendor’s work performed hereunder. In the event any such citations, fines or penalties are issued to WARRIOR GROUP relating to or arising from Vendor’s work performed hereunder, unless WARRIOR GROUP and Vendor agree to contest the citation, fine or penalty, at Vendor’s sole expense, the amount of the citation, fine or penalty shall be paid promptly by Vendor upon demand by WARRIOR GROUP and if such payment is not made promptly, WARRIOR GROUP may issue such payment and deduct the amount paid from any amounts due Vendor hereunder.  WARRIOR GROUP shall indemnify, hold harmless, and defend Vendor from any citations, fines, or penalties assessed upon Vendor by the Occupational Safety and Health Administration, or any other state or local agency or authority with jurisdiction over workplace health or safety, relating to or arising from any actions or work of WARRIOR GROUP (or any of WARRIOR GROUP’S other subcontractors) at the Project site. In the event any such citations, fines or penalties are issued to Vendor relating to or arising from WARRIOR GROUP’S (or any of its other subcontractor’s) actions or work at the Project site, unless Vendor and WARRIOR GROUP agree to contest the citation, fine or penalty, at WARRIOR GROUP’S sole expense, the amount of the citation, fine or penalty shall be paid promptly by WARRIOR GROUP upon demand by Vendor.

(a)
Any accident arising out of Vendor’s work shall be discussed at the next Contractor Safety Committee meeting, to determine if the accident was preventable and to determine the responsible party. At that meeting, an authorized representative of Vendor shall explain, in person, the cause of the accident and the actions Vendor shall take to prevent similar accidents in the future. A fine of $100 may be assessed for each calendar day Vendor fails to appear before the Safety Committee as required by this Article.

(b)
Any of Vendor’s employees who are found to be in violation of applicable safety laws, rules and regulations, including applicable OSHA standards, and with the accident prevention program required under the applicable provisions of the Contract Documents will be subject to immediate and permanent removal from the Project, in accordance with Article29. In the event Vendor has repeated safety issues on the Project, WARRIOR GROUP may, if directed by Contractor , require Vendor to furnish a full-time safety engineer for the Project, at no additional cost to WARRIOR GROUP. This safety engineer shall demonstrate full and complete understanding of the safety laws, rules and regulations applicable to Vendor’s work on the Project.

The Warrior Group, Inc.

Standard Purchase Agreement

(c)
If Vendor’s work involves the furnishing of scaffolding for the Project, Vendor shall have a competently trained person on the Project to supervise and inspect the scaffolding during erection, usage and dismantling.

31.
The Vendor accepts full and exclusive liability for the payment of any and all contributions, taxes or insurance of any description whatever, now or hereafter imposed by any authority, which are measured by the wages, salaries, or other compensation paid to persons employed by Vendor on work performed pursuant to the terms of this Agreement. Further, Vendor agrees to and does hereby accept full and exclusive liability for the payment of any and all taxes, including personal property, sales taxes use and excise taxes, relating to the materials, supplies, tools machinery equipment and plant which may be purchased, acquired, rented, or used by Vendor relating to work performed under this Agreement.

32.
Vendor shall provide and maintain at all times during the performance of this Agreement the following insurance:

(a)
Workers’ Compensation for protection of the Vendors owners, partners, and employees as required by law and Employers Liability Insurance with the following limits:

1.
Each Accident
$1,000,000.00

2.
Each Occupational Disease
$1,000,000.00

3.
Occupational Disease - Aggregate
$1,000,000.00

The Workers’ Compensation and Employers Liability Insurance policies of the Vendor shall contain a waiver of subrogation as to the WARRIOR GROUP and any other additional insured under this Agreement. The limits of liability for this coverage shall be as required by applicable Statute;

(b)
Broad Form General Liability Insurance covering bodily injury, including death, personal injury, property damage and contractual liability, including all terms set forth in this Agreement Agreement. The Broad Form General Liability policy shall provide coverage on an occurrence basis and shall include explosion, collapse, underground hazard and products/completed operations coverages.
Minimum limits of liability provided by this coverage shall be:

1.
General Aggregate
$2,000,000.00

2.
Products/Completed Operations Aggregate
$2,000,000.00

3.
Personal & Advertising Injury
$2,000,000.00

4.
Each Occurrence
$2,000,000.00

5.
Fire Damage (any one fire)
$50,000.00

6.
Medical Expense
$5,000.00

The Vendor shall maintain the products/completed operations coverage required herein in full force and effect until the statute of limitation or statute of repose, whichever is longer, applicable to the Vendor’s work has lapsed

(c)
Automobile Liability Insurance covering the use, operation and maintenance of any automobiles, trucks, trailers, or other vehicles owned or hired by Vendor for use on the jobsite providing bodily injury, including death, and property damage coverage Minimum limits of liability provided by this coverage shall be a Combined Single Limit of $2,000,000.00

(d)
Physical damage property insurance for the value of all Vendor-owned and/or rented tools and equipment and including a waiver of subrogation in favor of WARRIOR GROUP in the event of loss or damage.

(e)
The Vendor agrees to notify WARRIOR GROUP of any substantial claims (paid or reserved) applied against the aggregate of any of the required insurance policies.  The Vendor agrees to add WARRIOR GROUP as an additional insured on Vendor's Umbrella Policy providing umbrella coverage for all insurance required in this Article 32.

(f)
All insurance required hereunder shall be maintained in full force and effect in a company or companies reasonably satisfactory to WARRIOR GROUP, at Vendors expense, including the payment of all premiums, deductibles arid self-insured retentions applicable to such policies or claims there under, and until performance in full of all obligations due hereunder, including warranty obligations.

(g)
All insurance shall be subject to the requirement that the WARRIOR GROUP must receive prior written notice thirty (30) days before cancellation of or failure to renew any such policy. In the event of the threatened cancellation for nonpayment of premium, WARRIOR GROUP may pay the same on behalf of the Vendor and deduct the payment from the amounts then or subsequently owing to the Vendor.

(h)
Certificates of Insurance evidencing the required insurance shall he submitted on the forms furnished by WARRIOR GROUP and must be filed with WARRIOR GROUP within thirty (30) days of the date hereof unless Vendor is scheduled to begin work before then, in which case the Certificates of Insurance shall be provided no less than seven (7) days prior to the Vendors commencement of work hereunder.

(i)
No payment shall be considered due and owing hereunder until the required Certificates of Insurance have been received by WARRIOR GROUP. Failure to furnish the required insurance certificates will be cause for cancellation of this Agreement.

(j)
WARRIOR GROUP and the other Indemnitees shall be named as additional insureds on Form B-CG2010 1185 on the Vendor’s Broad Form General Liability insurance required by the Agreement. Unless expressly approved by WARRIOR GROUP, Vendor’s obligation to name WARRIOR GROUP and the

The Warrior Group, Inc.

Standard Purchase Agreement

other Indemnitees as additional insureds on the aforementioned policies can not be satisfied by the Vendor arranging for the issuance of an Owner’s and Contractor’s Protective liability insurance policy.

(k)
All insurance provided by the Vendor hereunder shall be primary to any insurance policies held by WARRIOR GROUP or any other additional insured.

(l)
It is the practice of the Contractor to carry Builders Risk Insurance applicable to the Contract or, in the alternative, to participate as an additional insured in such a policy that may be furnished by the Owner. The Contractor shall endeavor to include the interest of the Vendor, as its interest may appear, under the Project Builders Risk coverage.

(m)
The provisions of this Agreement do not make it mandatory upon WARRIOR GROUP to carry any insurance whatsoever for the benefit of the Vendor. Vendor agrees it will assume responsibility to determine whether Builders Risk Insurance is in force and what coverage is afforded the interests of the Vendor, and Vendor shall be liable for any deductible amount applicable under the policy to any claim relating to Vendor’s work. In the event the Contractor should elect to carry Builders Risk Insurance, the Vendor agrees to submit immediately upon demand, a complete breakdown of this Agreement price showing materials, labor, expendable tools, supplies or any other thing or article of value, the cost of which is included in the Agreement amount stated herein, all as may be required for the purpose of determining values under said coverage. Vendor agrees to waive any and all rights of subrogation that it may have as to WARRIOR GROUP and any other additional insured under the applicable Builder’s Risk policy to the extent of the coverage provided by the Builder’s Risk policy. Vendor shall include a similar waiver of subrogation with respect to the applicable Builder’s Risk policy in all lower-tier Agreements entered into by Vendor relating to Vendor’s work.

33.
The Vendor, in performing the work required by this Agreement, shall not unlawfully discriminate against or harass any applicant, employee or minority or disadvantaged business because of belief, race, creed, color, religion, sex, age, national origin, physical or mental handicap or because it is a disabled veteran or Vietnam Era Veteran. Unless this Agreement is exempted by the rules, regulations or orders of the Secretary of Labor, Vendor agrees to comply with the provisions of paragraphs (1) through (7) of Part 202 of Executive Order 11246, as amended; the affirmative action for handicapped workers clause set forth in 41 CFR § 60-741.4; and the affirmative action for disabled veterans and veterans of the Vietnam era clause set forth in 41 CFR § 60-2505, which are by reference incorporated herein Vendor shall include the above provisions of this Article in all lower-tier Agreements and purchase agreements issued for work to be performed at the site under this Agreement.

It is the policy of WARRIOR GROUP to provide a working environment at its sites and facilities that is free of sexual harassment and harassment, intimidation and coercion based on ethnic background, religion, gender or sexual orientation. Sexual harassment includes, but is not limited to, unwanted advances with sexual overtones, statements regarding permissiveness or the sexual reputation of an individual, and intimidation or coercion.  Vendor shall comply with this policy in the performance of the Vendor’s work Vendor shall fully investigate any reported violations of this policy involving employees of Vendor or any lower-tier vendor or supplier to Vendor and report the results of such investigation to WARRIOR GROUP. Any offensive materials, including offensive hard hat stickers, shall be removed from the Project immediately upon notice to Vendor.  Any personnel who are found to have violated this policy shall be removed by Vendor from the Project at the direction of WARRIOR GROUP in accordance with Article 29.

The Warrior Group, Inc.

Standard Purchase Agreement

IN CONSIDERATION WHEREOF WARRIOR GROUP AGREES TO PAY THE VENDOR THE SUM OF:  Ten Million Three Hundred Seventy-One Thousand Three Hundred Forty-Three and No/100 ($10,371,343.00), SUBJECT TO ANY CHANGES PURSUANT TO ARTICLE 20 ABOVE, IN CURRENT FUNDS, AND TO MAKE SUCH PAYMENT ACCORDING TO THE TERMS HEREOF OR AS OTHERWISE MAY BE AGREED BETWEEN THE PARTIES.  IN WITNESS WHEREOF, THIS AGREEMENT SHALL BE EFFECTIVE AS OF THE ____ DAY OF ____________, AT Desoto, Texas.

VENDOR:	All American Building Systems, LLC	THE WARRIOR GROUP, INC. (WARRIOR GROUP)
BY:		BY:
NAME:		NAME:
	(Typed or Printed)		(Typed or Printed)
TITLE:		TITLE:
LEGAL ADDRESS:

The Warrior Group, Inc.

Standard Purchase Agreement

Section A

All American Building Systems
          Unaccompanied Enlisted Personnel Housing (UEPH)
October 26, 2006
                                                           Ft. Bliss (El Paso), Texas

IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THIS SECTION A AND THE STANDARD CONDITIONS SET FORTH ABOVE IN THIS AGREEMENT, THE STANDARD CONDITIONS, INCLUDING WITHOUT LIMITATION, VENDOR'S RIGHT TO SEEK EQUITABLE ADJUSTMENT FOR CHANGE ORDERS, SHALL PREVAIL.

Furnish CORRIDOR MODULAR UNITS I APARTMENT MODULAR UNITS as required by the Contract Documents for the construction of Indefinite Delivery / Indefinite Quantity (IDIQ) for Design-Build Services, Southwestern Region Brigade Combat Team Facilities, UNACCOMPANIED ENLISTED PERSONNEL HOUSING (UEPH) as detailed in Solicitation No. W9126G-06-R-002 dated March 3, 2006, and all corresponding Amendments 0001 thru 0016, Contract No. W9126G-06-D-0039 dated August 30, 2006, and the final Contactor/Design-Builder’s Proposal dated August 23, 2006.

Designer = The Benham Companies, LLC

Prime Contractor = Hensel Phelps Construction Company

Contractor = The Warrior Group, Inc.

Subcontractor or Vendor = All American Building Systems

All material described in Specification Section(s) Division 00 (as applicable); Division 01, “General Requirements”; Section 01010- Statement of Work; Section 13 3423- Fabricated Structures, and the final Prime Contractor/Design-Builder’s Proposal dated August 23, 2006 is included within the scope of this Purchase Agreement with the following exceptions:

1.
Non modular constructed units.
2.
(Intentionally left blank)
3.
Damage, pilferage or lack of cleanliness caused by others.
4.
Onsite movement of modules and carriers, including stacking of carriers two high.
5.
Removal of modules from carrier, crane setting and alignment of modules.
6.
(Intentionally left blank)
7.
Code compliant concrete foundation constructed to within + / - “1/4” tolerance, sill plate, embeds, and anchor strapping.
8.
Wood sill plate (2 x treated wood materials placed on top of concrete foundation).
9.
Underground main utilities serving modular buildings.
10.
Final connection of water, sewer, communications and electricity to modular buildings.
11.
Providing and installing exterior siding, site-built parapet wall, gutters, downspouts and exterior frost proof faucets.
12.
Onsite seaming of TPO roof at mate lines and parapet walls.
13.
Crawlspace ventilation.
14.
Lightning protection system, conduit for lightning protection system, and roof surface preparation for lightning protection system.
15.
Signage.
16.
Vending Machines.
17.
Grounding and grounding devices.
18.
Installation of the sprinkler heads, connection of the hallway corridor stub to the sprinkler main, and final sprinkler testing.
19.
Connection of module sanitary sewer system in crawl space.
20.
Connection of copper water lines between the second story and the first story.
21.
Roof connection between the last module and the conventionally constructed roof.
22.
Corridor chair rail.
23.
Corridor suspended ceiling.
24.
Final connection of corridor convenience outlets to permanent power.
25.
PC and programming of key card hardware.
26.
Structural securing of modules to foundation and to each other.
27.
Installation of Vendor supplied exterior wall sheathing at horizontal and vertical module mate lines.
28.
Proper lapping and securing of Jumbo Tex Building Wrap at horizontal and vertical module mate lines.
29.
Weather tight maintenance of modules during and after crane setting process.
Your attention is specifically called to the following items, which are included in this Purchase Agreement as provided above:

1.
This Purchase Agreement includes all labor, equipment, plant, transportation, tools, and apparatus necessary for a complete manufactured, delivered, and finished out apartment modular unit to meet project schedule requirements.

2.
The Vendor shall furnish 236 Apartment Modular Units complete as outlined in the documents referenced above, including corridors and adaptable units if applicable.

3.
This is a lump-sum, design-assist Purchase Agreement. Vendor is responsible for the furnishing of modular buildings as defined. All design-assist services are included in this Purchase Agreement. The Vendor will be responsible for all information contained in the Request For Proposal (RFP) and the final Construction Documents as they pertain to the scope included in this agreement.  Subject to the exclusions above, it will be the Vendor’s responsibility to consider all work required by the RFP along with all work which is customarily provided in a complete finished work of this kind.  Any alterations, modifications or adjustments to the work which are foreseeable or encountered in providing and installing equipment, materials and services of the kind required from the RFP for the work included in this agreement will be performed additional compensation.  At the completion of the 100% CD’s (drawings and specifications) as issued by The Benham Company LLC, a no cost change order will be issued to incorporate these documents into the final Contract Documents.

4.
The work under this Purchase Agreement includes 211 of the Apartment Modular Units as specified in section 133423 Fabricated Structures of the Contract Documents.

5.
Vendor acknowledges that coordination with Designer, Prime Contractor, Contractor and other subcontractor/vendors is required.  Coordination drawings will be required to interface between mechanical, plumbing, electrical, other trades, and the work of this Vendor. This Vendor shall be an active participant in this coordination process.

1 of 4

Section A

All American Building Systems
          Unaccompanied Enlisted Personnel Housing (UEPH)
October 26, 2006
                                                           Ft. Bliss (El Paso), Texas

6.
The Vendor shall provide all aspects of the Structural Design and Engineering for the Fabricated Structure/Apartment Module Unit.  This includes having the designs sealed by a licensed Engineer as per the RFP.

7.
Furnish modules complete, including the following:

a.
Provide full-time in plant Quality Control Inspectors.
b.
Provide delivery management and ensure all modular units are delivered to the Contractor’s designated staging area in a weather tight condition while in Vendor’s possession.

c.
Provide adequate and competent management and labor force to complete the project within the project schedule.

d.
For the apartment module sprinkler system, furnish and install piping and fittings within the “apartment” in accordance with design provided by others. All module sprinkler system piping furnished and installed by this Vendor shall be tested and made to be free from leaks, before the Site Fire Sprinkler Subcontractor makes the final connection.
e.
For the apartment module sanitary sewer system, furnish and install all sanitary drops below the first floor deck and above the floor joist.   The Vendor shall be responsible for clearly and accurately marking the location of all DWV drops into the crawl space area.

f.
Furnish and install the HVAC system for the modular apartment units including condenser, with the following exceptions:

I.
building automation controllers
II.
labor for the following: receipt and site installation of the roof mounted condensers, refrigerant lines, refrigerant, and low voltage from condenser to AHU
III.
site connection of temperature sensor wire to building controls
IV.
power and control wiring from j-box in AHU closet to roof mounted condenser
V.
any weather proof disconnects for roof mounted condenser

g.
Furnish and install the empty conduit and junction boxes for specified low voltage systems in the apartment module. These systems include: Fire Alarm system, Communications (Voice and Data) system, Mass Notification system and CATV system. Conduit stubs with pull strings will be stubbed through the corridor ceiling. The junction box will be an open junction box without the cover plate.
h.
Furnish and install parapet starter wall at the exterior modular apartment roof edge. The primary scupper and overflow scupper shall be built into the parapet starter wall and extend out from the face of the exterior sheathing for a minimum of 5 inches.
i.
Furnish and install Telephone equipment mounting backboards of AC plywood painted with fire retardant paint on all walls as specified in communications and electrical closets.
j.
Domestic water lines serving the second story apartment units shall be extended through the 2nd story floor deck and aligned with the first story lines.

k.
The roofing material shall be factory-installed on the second story modular units.  At the juncture of modular roof to site built construction, the roofing material shall extend over the modular edge.   Roofing warranties shall be provided as required by Contract Documents.

l.
Provide access for Mechanical, Electrical, and Plumbing field connections and finish these accesses after field connections are made.
m.
Furnish all starters, motors, and disconnects for vendor supplied and installed equipment supplied under this Purchase Agreement.
n.
Shim and level all equipment furnished and installed by Vendor under this Agreement, as may be required.
o.
Cover all openings in piping, ductwork, conduit and any other material and/or equipment furnished under this Agreement to prevent the intrusion of foreign matter during shipment and installation.
p.
(Intentionally left blank)

q.
All roof penetrations shall be furnished and installed by this Vendor so as to be weather-tight and leak-free.
r.
Furnish and install all required filters for HVAC systems furnished and installed by this Vendor.

s.
The Vendor shall properly seal all penetrations in STC rated walls to maintain STC ratings

t.
Furnish and install all labeling, tags, and/or color identification coding off all equipment, wiring, raceways, and piping as required for vendor installed items.

8.
The Vendor shall comply with the following:

a.
Adherence to Prime Contractor and U.S. Army Corps of Engineers security screening and badging policies as provided by the Contractor prior to delivery of modules.
b.
Attendance at all project meetings as scheduled by the Contractor.
c.
Provide adequate and competent on-site management and labor force to complete the project within the project schedule as provided by the Contractor prior to execution of the contract.
d.
Perform all work in safe and professional manner, in compliance with project safety regulations provided by the Contractor.

2 of 4

Section A

All American Building Systems
          Unaccompanied Enlisted Personnel Housing (UEPH)
October 26, 2006
                                                           Ft. Bliss (El Paso), Texas

9.
The Vendor shall provide all interior finish work including the following:
a.
Repair any transit damage.
b.
Finish all interior mate lines and access panels at floors, walls, ceilings.
c.
Furnish and connect all apartment interior electric circuitry at mate line crossovers.
d.
Furnish and install vinyl tile flooring, marriage line trim, corner guards and rubber baseboard in corridor.
e.
Present Ready to Deliver Forms to Contractor for acknowledgement of completed interior work and condition of module.

10.
The Vendor shall provide to the Contractor all materials necessary, for use by others in rough set installation including the following:
a.
All lag bolts necessary for inter-module structural connections.
b.
All 7/16” OSB necessary to complete the installation of the exterior wall sheathing at the horizontal and vertical marriage lines between modules.
c.
All TPO membrane, adhesives and sealants necessary to complete the TPO roof installation at marriage lines, parapet wall extensions, module to site-built building connections and HVAC service walk pads.
d.
All HVAC condensers, leveling pads, copper line sets, and access conduits for routing purposes.

e.
All insulation and sealants necessary to complete the sealing of the modules at the mate lines.

11.
Testing of all systems included in this agreement will be done by the Vendor prior to shipment of the modules.  Vendor shall ensure that all mechanical and electrical submittals, tests/data, and all corresponding documentation are in accordance with the Contact Documents. All testing and documentation shall be coordinated with the project Commissioning Agent.
12.
Furnish and install initial mock-ups as directed. The mock-ups will be used on-site at the completion and approval of the mock-up by the necessary parties.  U.S Army Corps of Engineers, Prime Contractor, Designer and Contractor will inspect mock-up for final acceptance to Vendor’s adherence to all material described in Specification Section(s) Division 00 (as applicable); Division 01, “General Requirements”; Section 01010- Statement of Work; Section 13 3423- Fabricated Structures, and the final Prime Contractor/Design-Builder’s Proposal dated August 23, 2006 is included within the scope of this Purchase.

13.
Complete listing of all equipment with submittal, procurement, and delivery dates for each shall be submitted to Contractor in accordance with overall schedule reflecting submittal review and approval times.

14.
The Vendor shall furnish and install all fire stopping and smoke sealing material required for all fire- or smoke-rated wall/floor penetrations including duct, piping, and conduit. Furnish & install all fire caulking, sealants, and all fire ratings as required to meet the Contract Documents.

15.
The Vendor is responsible for providing a final acceptable appearance of all gypsum board.  Damages to gypsum surfaces caused by others shall be re-finished on an extra work authorization basis.

16.
The Vendor is responsible for locating all block-outs, penetrations, escutcheons, sleeves, etc., required in the performance of this Purchase Agreement (located within the Modular unit). Failure to do so will result in the block-outs, sleeves or anchor bolts having to be cut in or relocated at the Vendors expense. All foundations, sill plates, and strapping shall be provided by others.  Designer, Prime Contractor, Contractor, and other subcontractors/vendors to coordinate with Vendor for location, sizing, routing, and other pertinent information.

17.
The Vendor will furnish and install any and all sleeves, hangars, supports, racks, anchors, etc., for vendor supplied items included in this Purchase Agreement with the exception of items required to attach the exterior finish items to the exterior of the Modular Units.

18.
The Vendor shall furnish and install any roof flashing, curbs, counter flashing, or gaskets that may be required for mechanical, plumbing, and electrical roof top equipment or penetrations.

19.
All vibration and seismic isolation devices for equipment, piping or conduit for Vendor supplied items.

20.
Any permits, licenses or fees required to perform the scope of work are included as part of this Agreement.
21.
It is understood that this project is a “Leadership in Energy and Environmental Design” (LEED) green building rated building. It is required by the Contract Documents to obtain a Silver rating (32 points). This Vendor shall be responsible for the documentation and coordination with the Designer, Prime Contractor, Contractor, and other subcontractors/vendors to achieve this rating for items associated with this Purchase Agreement. Specific examples of participation this Vendor will utilize are use of minimum of 50% of wood-based materials and products, certified in accordance with the Forest Stewardship Council’s (FSC) Principals and Criteria for wood building components (MR credit 7), use of mechanical and electrical equipment that optimizes energy performance (EA Credit I), use of materials with recycled content (MR Credit 4), use of low-emitting materials (EQ Credit 4, and participation with the Contractor in Construction Waste Management (MR Credit 2).
22.
This vendor includes all documentation processes required by the RFP and Contractor including but not limited to: product data submittals, project reporting, scheduling, LEED documentation/reports, warranty documents, operations & maintenance manuals, certified payroll, payment requests, lien releases, etc.
23.
Contractor shall provide to Vendor:

3 of 4

Section A

All American Building Systems
          Unaccompanied Enlisted Personnel Housing (UEPH)
October 26, 2006
                                                           Ft. Bliss (El Paso), Texas

a.
Directions to job site.
b.
Parking spaces as required.
c.
Job Johnny sanitary toilet facilities as required.
d.
Office space in job trailer with shared access to operable phone, fax and data lines.
e.
Contract for waste containers for disposal of construction debris, positioned in a mutually agreed upon location.
f.
Space for a vendor supplied parts storage container.
g.
Firm, secured staging yard sufficient in size to accommodate storage of the number of modules specified in the total weekly delivery schedule, movement of modules and empty carriers.
h.
(Intentionally left blank)
i.
Timely availability of carriers for return to factory by Vendor.
j.
Reimbursement for damage to carriers while under Contractor’s control.

24.
Work shall be performed in accordance with the overall project schedule as established at the time of signing this contract.
25.
Dual-Obligee Supply Bonds on the forms of Hensel Phelps Construction Co. will be required for work under this Purchase Agreement and are included in this lump sum contract.

26.
Participation in the following Vendor conducted inspections is not compulsory, but recommended.  The purpose of these inspections is to define condition of the modules or damage caused by others.  The Vendor understands that additional inspections, processes, and reporting may be required, in addition to the inspections below, by the USACE, Prime Contractor, and/or Contractor to meet project requirements.
i.
Pre-Shipment
ii.
Delivery
iii.
Post-Crane
iv.
Apartment Finish
v.
Corridor Finish
vi.
Final

27.
In accordance with Paragraph 5 of the purchase agreement, title and risk of loss for the modular units will pass to Contractor upon Hensel Phelps' acknowledgement of receipt of the units but in no event later than the third day after delivery of the units to the jobsite.

28.
The Purchase Agreement Amount is for the total base contract only.  It is understood that the breakdown of the Purchase Agreement amounts are as follows:

Purchase Agreement AMOUNT
472 Soldiers / 236 Apartments Base Contract
Purchase Agreement Amount. 7006064-1300120	$11,426,187.
Purchase Agreement Bond Amount. 7006064-1300120	$174,003.
TOTAL Base Contract	$11,600,190.

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